GUARANTY
                                    --------


         THIS GUARANTY (this "Guaranty") is made and dated as of the ______ day of ________, 1998 by WESTMARK GROUP HOLDINGS, INC., a Delaware corporation (the "Guarantor").

                                    RECITALS
                                    --------

         A. Pursuant to that certain Mortgage Loan Warehousing Agreement dated as of ______________, 1998, between the Company (as hereinafter defined) and First Union National Bank (the "Lender") (as amended, extended and replaced from time to time, the "Warehousing Agreement," and with capitalized terms not otherwise defined herein used with the same meanings as in the Warehousing Agreement) the Lender has agreed to extend credit to WESTMARK MORTGAGE CORPORATION, a California corporation (the "Company"), on the terms and subject to the conditions set forth therein.

         B. As a condition precedent to the effectiveness of the Credit Documents, the Guarantor is required to execute and deliver to the Lender this Guaranty.

         C. One hundred percent (100%) of the outstanding common stock of the Company is owned by Guarantor, and thus the Guarantor will derive material benefit from the extension of credit by the Lender to the Company pursuant to the Warehousing Agreement.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees as follows:

                                    AGREEMENT
                                    ---------

         1. The Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, the payment when due, upon maturity, acceleration or otherwise, of the Obligations whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether or not the Company may be liable individually or jointly with others, whether or not recovery upon such Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Obligations may be or hereafter become otherwise invalid or unenforceable. This Guaranty is a guaranty of payment and not of collection.

         2. The Guarantor irrevocably and unconditionally guarantees, jointly and severally, the payment of the Obligations whether or not due or payable by the Company upon: (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, the Company or the Guarantor, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the Company or the Guarantor, and unconditionally promises to pay such Obligations to the Lender, or order, on demand, in lawful money of the United States.

         3. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations, whether executed by the Guarantor or by any other party, and the liability of the Guarantor hereunder is not affected or impaired by (a) any direction of application of payment by the Company or by any other party, or (b) any other guaranty, undertaking or maximum liability of the Guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any obligations of any other guarantor of the Obligations, or (e) any dissolution of, termination of or increase, decrease or change in the personnel of, the Guarantor, or (f) any payment made to the Lender on the Obligations which the Lender repays to the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of the Guarantor's obligations hereunder by reason of any such proceeding.

         4. The obligations of the Guarantor hereunder are independent of the Obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against the Company and whether or not the Company be joined in any such action or actions. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to the Guarantor.

         5. The Guarantor authorizes the Lender (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, the Company or other obligors. The Lender may without notice to or the further consent of the Company or the Guarantor assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations.

         6. It is not necessary for the Lender to inquire into the capacity or power of the Company or the officers acting or purporting to act on its behalf, and the Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         7. The Guarantor waives any right to require the Lender to (a) proceed against the Company or any other party; (b) proceed against or exhaust any security held from the Company; or (c) pursue any other remedy in the Lender's power whatsoever. To this end, and without limiting the generality of the foregoing, the Guarantor expressly waives any rights the

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

Guarantor might otherwise have had under the provisions of North Carolina General Statutes Section 26-7 et seq.. The Lender may, at its election, foreclose on any security held for the Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Lender may have against the Company, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid. The Guarantor waives any defense arising out of any such election, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Company or any security. The Guarantor hereby waives any claim or other rights which the Guarantor may now have or may hereafter acquire against the Company or any other guarantor of all or any of the Obligations that arise from the existence or performance of the Guarantor's obligations under this Guaranty or any other of the Credit Documents (as such claims and rights being referred to as the "the Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or any right to participate in any claim or remedy which the Lender has against the Company or any collateral which the Lender now has or hereafter acquires for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the Guarantor on account of the Guarantor's Conditional Rights and either (a) such amount is paid to the Guarantor at any time when the Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to the Guarantor any payment made by the Company to the Lender is at any time determined to be a preferential payment, then such amount paid to the Guarantor shall be deemed to be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as the Lender shall determine. To the extent that any of the provisions of this Paragraph shall not be enforceable, the Guarantor agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Company or the Guarantor to the Lender may be determined to be a preferential payment, the Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to the Lender's right to full payment and performance of the Obligations and the Guarantor shall not seek to enforce the Guarantor's Conditional Rights during such period. The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

         8. In addition to the Obligations, the Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses incurred by the Lender in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty. This Guaranty and the liability and obligations of the Guarantor hereunder are binding upon the Guarantor and its successors and assigns, and this Guaranty inures to the benefit of and is enforceable by the Lender and its successors, transferees, and assigns.

         9. No right or power of the Lender hereunder shall be deemed to have been waived by any act or conduct on the part of such Person, or by any neglect to exercise such right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Lender.

         10. The Guarantor agrees to execute any and all further documents, instruments and agreements as Lender from time to time reasonably requests to evidence the Guarantor's obligations hereunder.

         11. The Guarantor hereby represents and warrants and agrees that:

                  (a) The financial statements dated the Statement Date, copies of which have been furnished to the Lender, are complete and correct and have been prepared to present fairly and consistently, in accordance with GAAP, the financial condition to the Guarantor and its consolidated Subsidiaries (including without limitation the Company) at such date and the results of its operations and cash flows for the fiscal period then ended.

                  (b) As of the date hereof, there has been no material adverse change in the business, operations, assets or financial or other condition of the Guarantor from that shown on the financial statements dated as of the Statement Date referred to in Paragraph (a) above.

                  (c) The Guarantor: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is in good standing as a foreign corporation in Florida and in each other jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to so be in good standing could have a material adverse effect on the property or business of the Guarantor or on the Guarantor's ability to pay or perform the Obligations or its obligations hereunder, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes to do so, (3) is in compliance with all Requirements of Law and Contractual Obligations to the extent that failure to so comply could have a material adverse effect on the Guarantor or the Company or either of their property or business or on the ability of the Company to pay or perform the Obligations or the ability of the Guarantor to pay or perform the Guarantor's obligations hereunder, and
         (4) has reviewed and approved the Credit Documents.

                  (d) The Guarantor has the corporate power and authority and the legal right to execute, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. The Credit Documents to which the Guarantor is a party have been duly executed and delivered on behalf of the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  (e) The execution, delivery and performance by the Guarantor of any Credit Documents to which the Guarantor is a party will not violate any Requirement of Law or any Contractual Obligation of the Guarantor to the extent that failure to comply could have a material adverse effect on the Guarantor or its property or business or on the ability to pay or perform the Obligations or its obligations hereunder.

                  (f) Except as disclosed on Exhibit 1 hereto, no litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its consolidated Subsidiaries or against any of such Person's properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor or the Company, or the Guarantor and its consolidated Subsidiaries taken as a whole, or on the Collateral, or the Collateral Value of the Borrowing Base.

                  (g) Each of the Guarantor and the Company and each of the Guarantor's consolidated Subsidiaries has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against any of them or any of the property of any of them other than taxes which are being contested in good faith by appropriate proceedings and as to which the Guarantor, the Company or such Subsidiary has established adequate reserves in conformity with GAAP.

                  (h) The Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (i) Neither the Guarantor nor the Company, nor any of the Subsidiaries of either the Guarantor or the Company, is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan made under the Warehousing Agreement will be used, directly or indirectly, for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the applicable provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                  (j) The Guarantor and each of its ERISA Affiliates, if any, are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Company or any of its ERISA Affiliates which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                  (k) The Guarantor has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other existing applicable law, and is in compliance, in all material respects, with all existing applicable rules, regulations and requirements under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

                  (l) No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Guarantor in connection with the execution and delivery of the Credit Documents to which the Guarantor is a party or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

                  (m) The Guarantor shall not sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as currently conducted and at fair market value.

                  (n) The Guarantor shall furnish or cause to be furnished to the Lender;

                                    (1) Within one hundred twenty (120) days
                  after the last day of its fiscal year, consolidated and consolidating statements of income and cash flows for such year, and consolidated and consolidating balance sheets as of the end of such year, of the Guarantor and its consolidated Subsidiaries (including, without limitation, the Company), presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants acceptable to the Lender and including therewith a copy of any management letter from such certified public accountants;

                                    (2) Within forty-five (45) days of the last
                  day of each calendar month, consolidated and consolidating statements of income for such month, and consolidated and consolidating balance sheets as of the end of such month, of the Guarantor and its consolidated Subsidiaries (including, without limitation, the Company) accompanied in each case by a duly-executed Covenant Compliance Certificate.

                                    (3) Promptly, such additional financial and
                  other information as the Lender may from time to time reasonably request; and

                                    (4) Promptly, copies of any and all forms,
                  reports, supplements or other documents of any kind filed by the Guarantor with the Securities and Exchange Commission.

                  (o) The Guarantor shall continue to own one hundred percent (100%) of the outstanding capital voting stock of the Company.

                  (p)      The Guarantor shall not:

                                    (1) permit the ratio at any date of Total
                  Liabilities to Adjusted Tangible Net Worth to be more than (i) during the period from March 31, 1998 through and including September 29, 1998, 40.0:1.0, and (ii) at all times thereafter, 15.0:1.0.

                                    (2) permit Book Net Worth to be less than
                  (i) during the period from March 31, 1998 through and including September 29, 1998, $500,000, and (ii) at all times thereafter, $1,000,000; or

                                    (3) permit the ratio at any date of total
                  current assets of the Guarantor and its consolidated Subsidiaries to total current liabilities of the Guarantor and its consolidated Subsidiaries, each as determined in accordance with GAAP, to be less than (i) during the period from March 31, 1998 through and including September 29, 1998, 0.70:1.0, and (ii) at all times thereafter, 0.85:1.0.

                  (q) The Guarantor shall not, during any fiscal year, declare and pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by it for or with respect to its capital stock), or set aside any funds for any of the foregoing purposes, in an aggregate amount in excess of fifty percent (50%) of the income of the Guarantor available to shareholders for such fiscal year as determined in accordance with GAAP.

         12. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of North Carolina.

         13. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

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


         Executed and sealed as of the day and year first above written.

                                                 WESTMARK GROUP HOLDINGS, INC.,
                                                 a Delaware corporation


[CORPORATE SEAL]
                                                 By:________________________
Attest:                                             Name:___________________
                                                    Title:__________________
By:____________________________
   Name:_______________________
   Title:______________________



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